UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

December 6, 2004

ANTICUS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

333-101420

98-0375504

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

Suite 500 – 400 St. Jacques  Ouest,   Montreal QC  H2Y 1S1

 (Address of principal executive offices)                                  (Zip Code)

Registrant's telephone number, including area code  (514) 843-1070

______________________________________________________________________________

______________________________________________________________________________

(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 6, 2004, Mr. Paul Legault resigned as President of Anticus International Inc.

On December 6, 2004, Mr. Michel Brisson was appointed President and Chief Executive Officer of Anticus International Inc. Mr. Brisson brings to Anticus substantial knowledge and experience in the high-tech industry. Mr. Brisson has spent the last 8 years with SAP.  From January, 1996 to December, 1997, Mr. Brisson was the Vice President of sales for SAP France where he was in charge of building their sales organization and developing a customer centric organization.   From June 1998 to August 1999, Mr. Brisson was Vice-President of sales for SAP Canada where he was in charge of building a competitive sales team and maximizing presence in accounts.  Mr. Brisson was appointed Senior Stretegic Consultant for SAP EMEA in September 1999 and he held that appointment until May 2002.  His duties were to install sales process and metodoligies in SAP Japan, act as VP Sales and manage the sales process in SAP Sweden, install the sales process and methodologies in SAP Finland and to design the customer engagement lifecycle for SAP Corporate.  In June 2002, Mr. Brisson was appointed Present and CEO of SAP Canada where he was in charge of managing the sales, services and support organization, installing a sales management process, maintaining and developing customer relationships and creating partner channels to focus software sales on SMB.  Mr. Brisson left SAP Canada in September, 2003.  From September 2003 to present Mr. Brisson has been a private consultant in the field of sales and management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:

December 8, 2004

ANTICUS INTERNATIONAL INC.

By: /s/ Paul Legault

Name:  Paul Legault

Title:    President & Director